UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported) April 27, 2015


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


      Delaware                        1-3390                 04-2260388
(State or other jurisdiction of    (Commission           (I.R.S. Employer
 incorporation)                    File Number)         Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code    (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Seaboard Corporation held its annual meeting of stockholders on April 27, 2015 in Waltham, Massachusetts. Three items were submitted to a vote as described in Seaboard's Proxy Statement dated March 12, 2015. The following table briefly describes the proposals and results of the stockholders' vote.

                                             Votes in      Votes
                                               Favor      Withheld
1. Election of the
   following persons as directors:

     Steven J. Bresky                       1,047,753       83,377
     David A. Adamsen                       1,128,231        2,899
     Douglas W. Baena                       1,128,226        2,904
     Edward I. Shifman, Jr.                 1,123,148        7,982


                                             Votes in      Votes       Votes
                                               Favor      Against    Abstaining

2. Ratification and approval of the         1,158,786        1,275        531
   selection of KPMG LLP as independent
   auditors for 2015.


                                             Votes in      Votes       Votes
                                               Favor      Against    Abstaining

3. Stockholder proposal requesting that        30,149    1,011,373     89,608
   Seaboard's Board of Directors disclose
   the financial and operational risks to
   which Seaboard's indefinite use of pig
   gestation confinement crates throughout
   its supply system may be exposing
   the Company and its investors.


There were 29,463 broker non-votes each with respect to the election of directors and the stockholder proposal requesting additional financial and operational risk disclosure. There was 1 broker non-vote with respect to the selection of independent auditors.



                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  April 28, 2015

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Executive Vice President,
                               Chief Financial Officer